Exhibit A


                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Burst.com, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.


Dated:  February 7, 2003                    SBC COMMUNICATIONS INC.



                                            By: Randall L. Stephenson
                                                Randall L. Stephenson
                                                Senior Executive Vice President
                                                and Chief Financial Officer


Dated:  February 7, 2003                    AMERITECH CORPORATION



                                            By: Randall L. Stephenson
                                                Randall L. Stephenson
                                                Executive Vice President
                                                and Chief Financial Officer


Dated:  February 7, 2003                SBC VENTURE HOLDINGS, LLC
                                            By SBC Investment Portfolio, LLC
                                            Manager of SBC Venture Holdings, LLC


                                            By: Michael J. Viola
                                                Michael J. Viola
                                                President and Treasurer
                                                SBC Investment Portfolio, LLC